SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
June 11, 2006

MAGUIRE PROPERTIES, INC.
(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	1-31717 (Commission File Number)	04-3692625 (I.R.S. Employer Identification Number)

333 South Grand Avenue, Suite 400 Los Angeles, California (Address of principal executive offices)	90071 (Zip Code)

213-626-3300
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

ITEM 1.01 Entry into a Material Definitive Agreement ITEM 9.01 Exhibits
SIGNATURES

EXHIBIT INDEX
EXHIBIT 99.1 Press Release

Section 1	Registrant’s Business and Operations

Item 1.01	Entry into a Material Definitive Agreement.

On June 11, 2006, Maguire Properties, Inc. (the “REIT”) and Maguire Properties, L.P. (the “Operating Partnership,” and together with the REIT, the “Company”) entered into employment agreements with Paul S. Rutter and Martin A. Griffiths. Each employment agreement will become effective on June 30, 2006. In addition, each of Messrs. Rutter and Griffiths will enter into the Company’s standard form indemnification agreement with the Company.

The employment agreements provide for Mr. Rutter to serve as the Executive Vice President, Major Transactions of the Company, and Mr. Griffiths to serve as the Executive Vice President, Operations of the Company. These employment agreements require Messrs. Rutter and Griffiths, as applicable, to devote substantially full-time attention and time to the affairs of the Company, but also permit them to devote time to their outside business interests consistent with past practice.

Each employment agreement has a term of five years and provides for automatic one-year extensions thereafter, unless either party provides at least 60 days’ notice of nonrenewal.

The employment agreements provide for:

•	an annual base salary of $450,000 for each of Messrs. Rutter and Griffiths, subject to increase in accordance with the Company’s normal executive compensation practices;

•	eligibility for annual cash performance bonuses under the Company’s incentive bonus plan, based on the satisfaction of performance goals established in accordance with the terms of such plan;

•	participation in other incentive, savings and retirement plans applicable generally to the Company’s senior executives; and

•	medical and other group welfare plan coverage and fringe benefits provided to the Company’s senior executives.

The target annual bonus for each of Messrs. Rutter and Griffiths will be 100% of each executive’s base salary, and the maximum annual bonus will be 200% of each executive’s base salary. Each executive’s annual bonus for the first full fiscal year during the employment period will not be less than 100% of the base salary actually paid for such year.

In addition, under the terms of the Amended and Restated 2003 Incentive Award Plan of Maguire Properties, Inc., Maguire Properties Services, Inc. and Maguire Properties, L.P. (the “Incentive Plan”), as of the effective date of the employment agreement, Messrs. Rutter and Griffiths each will be granted $500,000 worth of fully vested common stock of the REIT (valued at the closing trading price of a share of the REIT’s common stock on the New York Stock Exchange on the effective date of each employment agreement), at a per share purchase price equal to the par value per share.

Under the terms of the Incentive Plan, as of the effective date of the employment agreement, each of Messrs. Rutter and Griffiths will be granted $5,000,000 worth of shares of restricted common stock of the REIT (valued at the closing trading price of a share of the REIT’s common stock on the New York Stock Exchange on the effective date of each employment agreement), at a per share purchase price equal to the par value per share. Subject to each executive’s continued employment with the Company, each executive’s restricted common stock will vest in five equal annual installments on each of the first, second, third, fourth and fifth anniversaries of the effective date of the respective employment agreement.

Each of Messrs. Rutter and Griffiths will be granted a performance award under the terms of the Incentive Plan. Each performance award generally will represent an incentive bonus that may become payable based on the executive’s continued employment and the achievement of specified performance goals tied to the Company’s total shareholder return. Each executive’s performance award is equal to 8% of an aggregate performance award pool which is generally based on the REIT’s shareholder value created during the applicable performance period in excess of specified return thresholds tied to the REIT’s performance and the performance of the NAREIT office index. The aggregate amount of the performance award pool (or the sum of all performance award pools) may not exceed $50,000,000. Further, in the event that the executive’s employment is terminated for any reason, the executive will forfeit the performance award to the extent that the award has not already vested.

The employment agreements for Messrs. Rutter and Griffiths provide that if the executive’s employment is terminated by the Company without “cause” or by the executive for “good reason” prior to a “change in control” (each as defined in the applicable employment agreement), the executive will be entitled to the following severance payments and benefits, subject to his execution and non-revocation of a general release of claims:

•	a lump-sum cash payment equal to 150% of the sum of his then-current annual base salary plus average bonus over the prior three years;

•	his prorated annual bonus for the year in which the termination occurs;

•	immediate vesting of any unvested shares of the restricted stock award described above;

•
health benefits for 18 months following the executive’s termination of employment at the same cost to the executive as in effect immediately preceding such termination, subject to reduction to the extent that the executive receives comparable benefits from a subsequent employer; and

•	outplacement services at the Company’s expense for up to one year.

Under the employment agreements, the Company has agreed to make an additional tax gross-up payment to the executive if any amounts paid or payable to the executive would be subject to the excise tax imposed on certain so-called “excess parachute payments” under Section 4999 of the Internal Revenue Code of 1986, as amended (the “Code”). However, if a reduction in the payments and benefits of 10% or less would render the excise tax inapplicable, then the payments and benefits will be reduced by such amount, and the Company will not be required to make the gross-up payment. Each of Messrs. Rutter and Griffiths will also be entitled to a full tax gross-up relating to any additional social security withholding resulting from his simultaneous employment by the REIT, the Operating Partnership and Maguire Properties Services, Inc., a wholly owned subsidiary of the Operating Partnership.

The employment agreements for Messrs. Rutter and Griffiths provide that, if the executive’s employment is terminated by the Company without cause or by the executive for good reason within two years after a “change in control” (as defined in the applicable employment agreement) or by the executive for any reason within 30 days after the one-year anniversary of the change in control (provided that the executive remains continuously employed by the Company through such one-year anniversary), then the executive will receive the above benefits and payments as though the executive’s employment was terminated without cause or for good reason, except that the lump-sum cash severance payment multiple will be 200%. The period during which the executive will be entitled to continued health insurance coverage will be increased accordingly. In addition, all stock options held by the executive will become fully exercisable and all restricted common stock held by such executive will become fully vested.

Each employment agreement also provides that the executive or his estate will be entitled to certain severance benefits in the event of his death or disability.

The employment agreements contain standard confidentiality provisions that apply indefinitely and non-solicitation provisions that will apply during the term of the employment agreements and for a two-year period thereafter.

Section 9	Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

The following exhibit is filed with this current report on Form 8-K.

Exhibit No.	Description

99.1	Press Release dated June 13, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

/s/	Robert F. Maguire III
Robert F. Maguire III
Chairman and Chief Executive Officer (Principal Executive Officer)

Dated: June 13, 2006

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated June 13, 2006